UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

Staktek Holdings, Inc.

(Exact name of registrant as specified in its charter)

000-50553

(Commission File Number)

Delaware	56-2354935
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8900 Shoal Creek Blvd, Suite 125

Austin, Texas 78757

(Address of principal executive offices, with zip code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 12, 2007, Edward E. Olkkola resigned from the Board of Directors of the Company.

On October 15, 2007, Joseph Marengi was appointed by the Board of Directors to serve as a director of the Company, to hold office for a term expiring at the Annual Meeting of Stockholders held in 2008. Mr. Marengi was not appointed to serve on any committee of the Board of Directors.

Mr. Marengi has been a venture partner of Austin Ventures since August 2007. Through Austin Ventures VII, L.P. and Austin Ventures VIII, L.P., Austin Ventures collectively holds a majority of the Company’s outstanding stock. Mr. Marengi does not share voting or investment power with respect to the shares held by Austin Ventures.

The material terms of Mr. Marengi’s appointment are set forth in his offer letter, which is filed as Exhibit 10.1 and incorporated herein by reference. In addition, Mr. Marengi entered into the Company’s Indemnification Agreement, the form of which was previously filed by the Company on Form S-1 on November 26, 2003.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

10.1     Offer Letter

99.1.    Press Release issued October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC.

Date: October 15, 2007	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Offer Letter

99.1.	Press Release issued October 16, 2007.